Dryden Global Total Return Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


       August 28, 2007


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Global Total Return Fund, Inc.
File No. 811-04661


Ladies and Gentlemen:

       Enclosed please find the Semi-Annual Report on Form N-SAR for Dryden
Global
 Total Return Fund, Inc. for the semi-annual period ended June 30, 2007. The
Form
 N-SAR was filed using the EDGAR system.



                                              Very truly yours,


							/s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of August 2007.


Dryden Global Total Return Fund, Inc.



Witness: /s/ Floyd L. Hoelscher			By: /s/ Jonathan D. Shain
          Floyd L. Hoelscher				Jonathan D. Shain
       						Assistant Secretary








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